EXHIBIT 5.1

VEDDER PRICE                             VEDDER, PRICE, KAUFMAN & KAMMHOLZ, P.C.
                                         222 NORTH LASALLE STREET
                                         CHICAGO, ILLINOIS 60601-1003
                                         312-609-7500
                                         FACSIMILE: 312-609-5005


                                                 December 5,  2003


MAF Bancorp, Inc.
55th Street & Holmes Avenue
Clarendon Hills, Illinois  60514

Gentlemen:

         Reference is hereby made to the Registration Statement on Form S-8 (the "Registration Statement") being filed with the Securities and Exchange Commission by MAF Bancorp, Inc., a Delaware corporation (the "Company"), relating to the registration of 800,000 shares of the Company's common stock, par value $.01 per share (the "Common Stock"), that may be issued pursuant to the MAF Bancorp, Inc. Incentive Compensation Plan (the "Plan"). We have acted as counsel for the Company in connection with this Registration Statement.

         In connection with our opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of: (i) the Registration Statement; (ii) the Restated Certificate of Incorporation of the Company; (iii) the Amended and Restated Bylaws of the Company; and (iv) such other corporate records, documents and other papers as we deemed necessary to examine for purposes of this opinion. We have assumed the authenticity, accuracy and completeness of all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as certified, conformed or photostatic copies and the genuineness of all signatures.

         Based upon the foregoing, it is our opinion, based on the number of shares of Common Stock outstanding as of the date hereof and assuming that the 800,000 shares of Common Stock of the Company are issued in accordance with the terms of the Plan, such shares, if and when issued, will be validly issued, fully paid and nonassessable.

         The opinion expressed herein is based on the facts in existence and the laws in effect on the date hereof and is limited to the Delaware General Corporation Law, the Federal securities laws and the laws of the State of Illinois currently in effect.


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         We hereby consent to the use of this opinion in connection with said
Registration Statement and to the references to our firm therein.

                                     Very truly yours,


                                     /s/ VEDDER, PRICE, KAUFMAN & KAMMHOLZ, P.C.